Putnam Utilities Growth and Income Fund attachment
10/31/05 annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended October 31, 2005, Putnam Management
has assumed $6,570 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	9,263
		Class B	1,062
		Class C	   52

72DD2	Class M	   60
		Class R	    3

73A1		Class A	0.208
		Class B	0.127
		Class C	0.132

73A2		Class M	0.157
		Class R	0.185

74U1		Class A	43,165
		Class B	 7,475
		Class C	   397

74U2		Class M	   358
		Class R	    20
		Class Y	   345

74V1		Class A	10.97
		Class B	10.91
		Class C	10.91

74V2		Class M	10.95
		Class R	10.96
		Class Y	10.97